Exhibit 99.1
Harris Corporation Reports Fiscal 2011 Third Quarter Results
MELBOURNE, Florida, May 3, 2011 — Harris Corporation (NYSE:HRS) reported revenue in the third quarter of fiscal 2011 of $1.41 billion, a 6 percent increase compared with $1.33 billion in the prior-year quarter. GAAP net income in the third quarter of fiscal 2011 was $140 million, or $1.09 per diluted share, compared with $166 million, or $1.26 per diluted share, in the prior-year quarter. Non-GAAP net income in the third quarter of fiscal 2011 was $149 million, or $1.16 per diluted share, compared with $170 million, or $1.29 per diluted share, in the prior-year quarter. Both revenue and net income in the prior-year quarter benefited significantly from large shipments of tactical radios to equip MRAP (Mine Resistant Ambush Protected) vehicles for Afghanistan and the resulting favorable product mix. Orders in the third quarter were $1.55 billion and exceeded revenue. Orders in the prior-year quarter were $1.45 billion. Non-GAAP net income excludes acquisition-related costs in both quarters. A reconciliation of GAAP to non-GAAP financial measures is provided in Tables 5 through 8, along with the accompanying notes.
“Harris continued to deliver solid results in the fiscal third quarter, in spite of slowing U.S. Government spending and a difficult comparison to the prior-year third quarter. Operating margins continued to be strong in both the RF Communications and Government Communications Systems segments,” said Howard L. Lance, chairman, president and chief executive officer.
“Our new Integrated Network Solutions segment is well positioned to deliver future revenue growth and margin expansion as we expand into attractive commercial markets including healthcare, energy, new media, cloud computing, and IT services. We are taking our proven products and capabilities to markets where advanced communications and information technologies are in high demand. Despite some headwinds, we remain confident that we will enter fiscal 2012 with good momentum and deliver continued growth in revenue and earnings.”
RF Communications
Revenue for the RF Communications segment in the third quarter was $550 million compared with $551 million in the prior year. Revenue included $431 million in Tactical Communications and $119 million in Public Safety and Professional Communications. Revenue was flat for both businesses compared with the prior-year quarter. Revenue in Tactical Communications was driven by strengthening international market shipments, which comprised half of Tactical Communications revenue in the quarter. Deliveries to the U.S. Department of Defense for radios to equip MRAP vehicles declined by $206 million compared with the prior-year quarter. Excluding

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MRAP, shipments to the U.S. Department of Defense in the third quarter increased significantly compared with the prior year as a result of Falcon III product line adoption.
Operating income for the RF Communications segment was $179 million in the third quarter compared with $205 million in the prior year. In the prior-year quarter, non-GAAP operating income was $208 million, excluding acquisition-related costs, and benefited from large shipments of tactical radios to equip MRAP vehicles.
Third quarter orders for the RF Communications segment totaled $722 million, including $351 million in Tactical Communications and $371 million in Public Safety and Professional Communications. At the end of the third quarter, total backlog for RF Communications was $1.70 billion, including $981 million in Tactical Communications and $715 million in Public Safety and Professional Communications.
Orders in Tactical Communications reflected strong demand from the U.S. Department of Defense for a variety of communications systems, including $70 million to deliver encryption devices and support services for use in the Force XXI Battle Command Brigade and Below-Blue Force Tracking system; two orders totaling $40 million from the U.S. Army for Falcon II® high frequency vehicular radio systems; and $23 million from the U.S. Air Force to supply Falcon III® RF-310M multiband handheld radios in a repeater configuration to extend the network.
Tactical Communications orders in the international market included $29 million from a country in Asia to provide in-country battle management software, networking modules, wide-area high-capacity line-of-sight radios, and engineering training and maintenance to support the next phase of an integrated C4ISR system; $22 million from a country in Asia for Falcon III RF-7800S Secure Personal Radios in support of a multi-year infantry soldier modernization program; $19 million from a country in Southeast Asia for Falcon III and Falcon II tactical radios and related equipment to provide command and control; and other significant orders from Australia, Afghanistan, and another international government customer.
New orders in Public Safety and Professional Communications included $291 million to design and build Alberta, Canada’s First Responders Radio Communications System (AFRRCS) that will provide public safety communications for the 256,000 square-mile province and $15 million from Dane County, Wisconsin to upgrade the county’s public safety communication system.
Government Communications Systems
Third quarter revenue for the Government Communications Systems segment was $431 million compared with $427 million in the prior year. Operating income was $60 million in the third
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quarter compared with $58 million in the prior year. Operating margin was a very strong 13.9 percent in the third quarter.
Year-over-year revenue increased on the Geostationary Operational Environmental Satellite — Series R (GOES-R) Ground and Antenna Segment weather programs for the National Oceanic and Atmospheric Administration (NOAA) and the F-35 Lightning II fighter aircraft program for the U.S. Department of Defense. Revenue on several classified programs declined as a result of slower U.S. Government spending. Revenue also declined $24 million, as expected, on the Field Data Collection Automation (FDCA) program for the 2010 U.S. Census.
Major awards during the quarter in the Government Communications Systems segment included a three-year contract from Boeing Space and Intelligence Systems to build Ka-band antennas for three Inmarsat-5 satellites, a three-year contract from Boeing Space and Intelligence Systems for a 22-meter deployable L-band reflector to support military and civil communications in Mexico, and a $15 million follow-on delivery order from the U.S. Air Force for telemetry modules that provide missile data and command destruct capability for the AIM-120 Advanced Medium-Range Air-to-Air Missile (AMRAAM). After the close of the quarter, Harris received an $11 million contract from the National Geospatial-Intelligence Agency for Adjusted Metric Support Data/Digital Point Positioning Data Base (AMSD/DPPDB) used for targeting purposes and Controlled Image Base (CIB) used for mission planning systems.
Integrated Network Solutions
Revenue for the Integrated Network Solutions segment was $463 million in the third quarter compared with $376 million in the prior year. Organic revenue was flat in the quarter compared with the prior year after adjusting for acquisitions. Broadcast Communications continued to show improvement with strong year-over-year revenue growth of 9 percent. As expected, Harris CapRock Communications revenue on a pro forma basis was flat with the prior year. Harris IT Services revenue was negatively impacted by slower U.S. Government spending.
Operating income for the Integrated Network Solutions segment was $21 million in the third quarter compared with $28 million in the prior year. Non-GAAP operating income, which excludes acquisition-related costs, was $32 million in the third quarter compared with $29 million in the prior year. Non-GAAP operating income benefited from acquisitions as well as improved performance in Broadcast Communications, and was partially offset by accelerated investments in the new Cyber Integrated Solutions business and lower pricing on the IT Services contract extension for the Navy Marine Corps Intranet (NMCI) program.
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Harris recently completed several important acquisitions in the Integrated Network Solutions segment, which will help to drive future revenue growth and increased earnings. On April 4, 2011, the company acquired the Global Connectivity Services business of Schlumberger, a leading provider of satellite and terrestrial communications services for the worldwide energy market. During the third quarter, Harris acquired the infrastructure assets of Core180’s government business. These businesses have been combined with previously acquired CapRock Communications and the Harris Maritime Communications Services business to form Harris CapRock Communications — the leading provider of managed satellite and terrestrial communication services for the energy, government and maritime markets.
On April 4, 2011, Harris also completed the acquisition of Carefx Corporation, a leading provider of interoperability workflow solutions for government and commercial healthcare providers. The acquisition will leverage the healthcare interoperability workflow products offered by Carefx and the broader scale of enterprise intelligence solutions and services already provided by Harris.
Wins in the quarter in the Integrated Network Solutions segment included 14 task orders on the DISN Satellite Transmission Services — Global (DSTS-G) and Future Commercial SATCOM Acquisition (FCSA) contracts with a potential value of $150 million to provide C, Ku, and X-band space segment capacity, monitoring and control, teleport services, and operations and maintenance to customers operating in Asia, Europe, the U.S. and all major ocean regions; and a $15 million option year extension from the U.S. Department of Veterans Affairs for healthcare imaging software and systems engineering services for the VistA imaging application. Harris also received a $10 million order from the Virtual Computing Environment Company (VCE) for trusted enterprise cloud services. This followed the announcement of a strategic alliance between Harris, EMC and VCE to develop and market trusted cloud solutions.
Earnings Guidance
The company reiterated its previous guidance for non-GAAP net income for fiscal 2011 in the range of $4.80 to $4.90 per diluted share ($4.56 to $4.66 per diluted share on a GAAP basis). Fiscal 2011 non-GAAP earnings guidance excludes acquisition-related costs. Fiscal 2011 revenue is now expected to be approximately $5.9 billion, which represents a year-over-year increase of about 13 percent compared with the prior year.
The company also reiterated its previous guidance for non-GAAP net income for fiscal 2012 in the range of $5.10 to $5.20 per diluted share ($4.94 to $5.04 per diluted share on a GAAP basis). Fiscal 2012 non-GAAP earnings guidance excludes acquisition-related costs. Fiscal 2012
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revenue is now expected to be in a range from $6.3 to $6.5 billion, which represents a year-over-year increase of about 7 to 10 percent compared with fiscal 2011.
Harris will host a conference call today, May 3, at 4:30 p.m. Eastern Time (ET) to discuss its third quarter fiscal 2011 financial results. The dial-in numbers for the teleconference are (866) 713-8307 (U.S.) and (617) 597-5307 (International), using participant code 80384861. Please allow at least 10 minutes prior to the scheduled start time to connect to the teleconference. Participants are encouraged to listen via webcast, which will be broadcast live at www.harris.com/conference-call. A recording of the call will be available on the Harris website beginning at 7 p.m. ET on May 3.
About Harris Corporation
Harris is an international communications and information technology company serving government and commercial markets in more than 150 countries. Headquartered in Melbourne, Florida, the company has approximately $6 billion of annual revenue and more than 16,000 employees — including nearly 7,000 engineers and scientists. Harris is dedicated to developing best-in-class assured communications® products, systems, and services. Additional information about Harris Corporation is available at www.harris.com.
Non-GAAP Financial Measures
This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the SEC, including net income and net income per diluted share for the third quarter of fiscal 2011 and the third quarter of fiscal 2010, in each case excluding acquisition-related costs; operating income for the RF Communications segment for the third quarter of fiscal 2010, excluding charges for acquisition-related costs; organic revenue growth for the Integrated Network Solutions segment for the third quarter of fiscal 2011, adjusting for the impact of acquisitions; operating income for the Integrated Network Solutions segment for the third quarter of fiscal 2011 and the third quarter of fiscal 2010, in each case excluding acquisition-related costs; and guidance for fiscal 2011 and fiscal 2012 net income per diluted share, in each case excluding acquisition-related costs. Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Management also believes that these non-GAAP financial measures enhance the ability of investors to analyze Harris business trends and to understand Harris performance. In addition, Harris may utilize non-GAAP financial measures as a guide in its forecasting, budgeting, and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP.
Attachments: Financial Statements (tables).
Forward-Looking Statements
Statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this release include but are not limited to: earnings and revenue guidance for fiscal 2011 and fiscal 2012; potential contract opportunities and awards; the potential value of contract awards; expected benefits of the acquisition of the Schlumberger Global Connectivity Services business, the infrastructure assets of Core180’s government business, and Carefx Corporation; expected benefit from investments in
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energy, cyber, healthcare and international; and statements regarding outlook, including expected revenue and orders. The company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. The company’s consolidated results and the forward-looking statements could be affected by many factors, including but not limited to: the loss of our relationship with the U.S. government or a shift in U.S. government funding; potential changes in U.S. government or customer priorities; risks inherent with large long-term fixed-price contracts, particularly the ability to contain cost overruns; financial and government and regulatory risks relating to international sales and operations; our ability to continue to develop new products that achieve market acceptance; the consequences of future geo-political events; strategic acquisitions and the risks and uncertainties related thereto, including our ability to manage and integrate acquired businesses; performance of our subcontractors and suppliers; potential claims that we are infringing the intellectual property rights of third parties; the successful resolution of patent infringement claims and the ultimate outcome of other contingencies, litigation and legal matters; risks inherent in developing new technologies; changes in our effective tax rate; the potential impact of natural disasters or other disruptions on our operations; the potential impact of a security breach, through cyber attack or otherwise, or other significant disruptions of our IT networks and systems or those we operate for customers; the potential impact of satellite bandwidth constraints on our managed satellite communications services; changes in future business conditions that could cause business investments and/or recorded goodwill to become impaired; and the recession in the United States and general downturn in the global economy. Further information relating to factors that may impact the company’s results and forward-looking statements are disclosed in the company’s filings with the SEC. The forward-looking statements contained in this release are made as of the date of this release, and the company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
# # #
Investor Relations inquiries: Pamela Padgett at 321-727-9383, or pamela.padgett@harris.com
Media inquiries: Jim Burke at 321-727-9131, or jim.burke@harris.com
For additional information, contact Harris Corporation at webmaster@harris.com.
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Table 1
HARRIS CORPORATION
FY ’11 Third Quarter Summary
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(Unaudited)

	Quarter Ended		Three Quarters Ended
	April 1,	April 2,	April 1,	April 2,
	2011	2010	2011	2010
	(In millions, except per share amounts)
Revenue from product sales and services	$1,413.3	$1,329.5	$4,257.2	$3,750.2

Cost of product sales and services	(896.3)	(820.0)	(2,717.9)	(2,410.7)
Engineering, selling and administrative expenses	(285.6)	(245.0)	(796.0)	(672.8)
Non-operating loss	(0.3)	(0.5)	(1.6)	(1.0)
Interest income	1.3	0.4	2.3	1.1
Interest expense	(26.0)	(18.1)	(64.2)	(54.5)

Income before income taxes	206.4	246.3	679.8	612.3
Income taxes	(67.2)	(80.1)	(225.6)	(202.1)

Net income	139.2	166.2	454.2	410.2
Noncontrolling interests, net of income taxes	0.3	—	0.3	—

Net income attributable to Harris Corporation	$139.5	$166.2	$454.5	$410.2

Net income per common share attributable to
Harris Corporation common shareholders
Basic	$1.10	$1.27	$3.57	$3.13
Diluted	$1.09	$1.26	$3.54	$3.11

Cash dividends paid per common share	$0.25	$0.22	$0.75	$0.66

Basic weighted average shares outstanding	125.0	128.8	125.9	129.8
Diluted weighted average shares outstanding	126.0	130.0	126.9	130.7

Table 2
HARRIS CORPORATION
FY ’11 Third Quarter Summary
BUSINESS SEGMENT INFORMATION
(Unaudited)

	Quarter Ended		Three Quarters Ended
	April 1,	April 2,	April 1,	April 2,
	2011	2010	2011	2010
	(In millions)
Revenue
RF Communications	$550.0	$550.7	$1,661.2	$1,437.3
Government Communications Systems	431.2	426.9	1,277.0	1,297.6
Integrated Network Solutions	462.9	375.8	1,400.4	1,080.5
Corporate eliminations	(30.8)	(23.9)	(81.4)	(65.2)

	$1,413.3	$1,329.5	$4,257.2	$3,750.2

Income Before Income Taxes
Segment Operating Income
RF Communications	$178.5	$204.7	$596.3	$487.3
Government Communications Systems	59.8	58.4	163.8	167.1
Integrated Network Solutions	20.7	28.3	67.8	90.6
Unallocated corporate expense	(19.8)	(23.0)	(67.5)	(67.0)
Corporate eliminations	(7.8)	(3.9)	(17.1)	(11.3)
Non-operating loss	(0.3)	(0.5)	(1.6)	(1.0)
Net interest expense	(24.7)	(17.7)	(61.9)	(53.4)

	$206.4	$246.3	$679.8	$612.3

Table 3
HARRIS CORPORATION
FY ’11 Third Quarter Summary
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)

	Three Quarters Ended
	April 1,	April 2,
	2011	2010
	(In millions)
Operating Activities
Net income	$454.2	$410.2
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	148.5	121.0
Share-based compensation	36.5	28.8
Non-current deferred income taxes	17.5	(0.6)
(Increase) decrease in:
Accounts and notes receivable	(19.6)	119.7
Inventories	(44.6)	(46.9)
Increase (decrease) in:
Accounts payable and accrued expenses	(22.8)	(65.2)
Advance payments and unearned income	45.6	38.9
Income taxes	(32.2)	24.5
Other	(26.3)	4.9

Net cash provided by operating activities	556.8	635.3

Investing Activities
Cash paid for acquired businesses	(548.4)	(40.2)
Cash paid for cost-method investment	(10.0)	—
Additions of property, plant and equipment	(186.1)	(129.9)
Additions of capitalized software	(10.1)	(6.3)

Net cash used in investing activities	(754.6)	(176.4)

Financing Activities
Proceeds from borrowings	855.7	—
Repayments of borrowings	(0.6)	(106.6)
Proceeds from exercises of employee stock options	19.2	12.1
Repurchases of common stock	(156.0)	(155.7)
Cash dividends	(95.7)	(86.4)

Net cash provided by (used in) financing activities	622.6	(336.6)

Effect of exchange rate changes on cash and cash equivalents	5.1	2.2

Net increase in cash and cash equivalents	429.9	124.5

Cash and cash equivalents, beginning of year	455.2	281.2

Cash and cash equivalents, end of quarter	$885.1	$405.7

Table 4
HARRIS CORPORATION
FY ’11 Third Quarter Summary
CONDENSED CONSOLIDATED BALANCE SHEET
(Unaudited)

	April 1,	July 2,
	2011	2010
	(In millions)
Assets
Cash and cash equivalents	$885.1	$455.2
Receivables	796.9	736.0
Inventories	693.9	615.3
Income taxes receivable	29.9	15.3
Current deferred income taxes	156.5	145.3
Other current assets	70.7	37.5
Property, plant and equipment	758.8	609.7
Goodwill	1,963.4	1,576.2
Intangible assets	416.0	297.8
Non-current deferred income taxes	43.5	107.7
Other non-current assets	214.6	147.6

	$6,029.3	$4,743.6

Liabilities and Equity
Short-term debt	$180.0	$30.0
Accounts payable	382.6	329.4
Compensation and benefits	221.9	239.7
Other accrued items	295.5	267.5
Advance payments and unearned income	223.5	175.6
Income taxes payable	—	8.9
Current portion of long-term debt	6.6	0.7
Long-term debt	1,886.8	1,176.6
Long-term contract liability	123.7	132.4
Other long-term liabilities	212.6	192.7
Equity	2,496.1	2,190.1

	$6,029.3	$4,743.6

HARRIS CORPORATION
FY ’11 Third Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE
To supplement our condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we provide additional measures of segments’ operating income; cost of product sales and services; engineering, selling and administrative expenses; income before income taxes; income taxes; net income; net income attributable to Harris Corporation; and net income per diluted common share attributable to Harris Corporation common shareholders adjusted to exclude certain costs, charges, expenses and losses. Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Harris management also believes that these non-GAAP financial measures enhance the ability of investors to analyze Harris’ business trends and to understand Harris’ performance. In addition, Harris may utilize non-GAAP financial measures as a guide in its forecasting, budgeting, and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows:

Table 5
HARRIS CORPORATION
FY ’11 Third Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Condensed Consolidated Statement of Income
(Unaudited)

	Quarter Ended			Quarter Ended
	April 1, 2011			April 2, 2010
	As Reported	Adjustment	Non-GAAP	As Reported	Adjustment	Non-GAAP
	(In millions, except per share amounts)
Revenue from product sales and services	$1,413.3	$—	$1,413.3	$1,329.5	$—	$1,329.5

Cost of product sales and services (A)	(896.3)	—	(896.3)	(820.0)	1.0	(819.0)
Engineering, selling and administrative expenses (B)	(285.6)	10.8	(274.8)	(245.0)	4.3	(240.7)
Non-operating loss	(0.3)	—	(0.3)	(0.5)	—	(0.5)
Interest income	1.3	—	1.3	0.4	—	0.4
Interest expense	(26.0)	—	(26.0)	(18.1)	—	(18.1)

Income before income taxes	206.4	10.8	217.2	246.3	5.3	251.6
Income taxes (C)	(67.2)	(1.7)	(68.9)	(80.1)	(2.0)	(82.1)

Net income	139.2	9.1	148.3	166.2	3.3	169.5
Noncontrolling interests, net of income taxes	0.3	—	0.3	—	—	—

Net income attributable to Harris Corporation	$139.5	$9.1	$148.6	$166.2	$3.3	$169.5

Net income per diluted common share attributable to Harris Corporation common shareholders	$1.09	$0.07	$1.16	$1.26	$0.03	$1.29

	Three Quarters Ended			Three Quarters Ended
	April 1, 2011			April 2, 2010
	As Reported	Adjustment	Non-GAAP	As Reported	Adjustment	Non-GAAP
	(In millions, except per share amounts)
Revenue from product sales and services	$4,257.2	$—	$4,257.2	$3,750.2	$—	$3,750.2

Cost of product sales and services (A)	(2,717.9)	—	(2,717.9)	(2,410.7)	5.0	(2,405.7)
Engineering, selling and administrative expenses (B)	(796.0)	17.0	(779.0)	(672.8)	11.0	(661.8)
Non-operating loss	(1.6)	—	(1.6)	(1.0)	—	(1.0)
Interest income	2.3	—	2.3	1.1	—	1.1
Interest expense	(64.2)	—	(64.2)	(54.5)	—	(54.5)

Income before income taxes	679.8	17.0	696.8	612.3	16.0	628.3
Income taxes (C)	(225.6)	(2.9)	(228.5)	(202.1)	(5.9)	(208.0)

Net income	454.2	14.1	468.3	410.2	10.1	420.3
Noncontrolling interests, net of income taxes	0.3	—	0.3	—	—	—

Net income attributable to Harris Corporation	$454.5	$14.1	$468.6	$410.2	$10.1	$420.3

Net income per diluted common share attributable to Harris Corporation common shareholders	$3.54	$0.11	$3.65	$3.11	$0.07	$3.18

Table 6
HARRIS CORPORATION
FY ’11 Third Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Business Segment Information
(Unaudited)

	Quarter Ended			Quarter Ended
	April 1, 2011			April 2, 2010
	As Reported	Adjustment	Non-GAAP	As Reported	Adjustment	Non-GAAP
	(In millions)
Revenue
RF Communications	$550.0	$—	$550.0	$550.7	$—	$550.7
Government Communications Systems	431.2	—	431.2	426.9	—	426.9
Integrated Network Solutions	462.9	—	462.9	375.8	—	375.8
Corporate eliminations	(30.8)	—	(30.8)	(23.9)	—	(23.9)

	$1,413.3	$—	$1,413.3	$1,329.5	$—	$1,329.5

Income Before Income Taxes
Segment Operating Income
RF Communications (D)	$178.5	$—	$178.5	$204.7	$3.7	$208.4
Government Communications Systems (E)	59.8	—	59.8	58.4	0.8	59.2
Integrated Network Solutions (F)	20.7	10.8	31.5	28.3	0.8	29.1
Unallocated corporate expense	(19.8)	—	(19.8)	(23.0)	—	(23.0)
Corporate eliminations	(7.8)	—	(7.8)	(3.9)	—	(3.9)
Non-operating loss	(0.3)	—	(0.3)	(0.5)	—	(0.5)
Net interest expense	(24.7)	—	(24.7)	(17.7)	—	(17.7)

	$206.4	$10.8	$217.2	$246.3	$5.3	$251.6

	Three Quarters Ended			Three Quarters Ended
	April 1, 2011			April 2, 2010
	As Reported	Adjustment	Non-GAAP	As Reported	Adjustment	Non-GAAP
	(In millions)
Revenue
RF Communications	$1,661.2	$—	$1,661.2	$1,437.3	$—	$1,437.3
Government Communications Systems	1,277.0	—	1,277.0	1,297.6	—	1,297.6
Integrated Network Solutions	1,400.4	—	1,400.4	1,080.5	—	1,080.5
Corporate eliminations	(81.4)	—	(81.4)	(65.2)	—	(65.2)

	$4,257.2	$—	$4,257.2	$3,750.2	$—	$3,750.2

Income Before Income Taxes
Segment Operating Income
RF Communications (D)	$596.3	$—	$596.3	$487.3	$12.9	$500.2
Government Communications Systems (E)	163.8	—	163.8	167.1	2.2	169.3
Integrated Network Solutions (F)	67.8	17.0	84.8	90.6	0.9	91.5
Unallocated corporate expense	(67.5)	—	(67.5)	(67.0)	—	(67.0)
Corporate eliminations	(17.1)	—	(17.1)	(11.3)	—	(11.3)
Non-operating loss	(1.6)	—	(1.6)	(1.0)	—	(1.0)
Net interest expense	(61.9)	—	(61.9)	(53.4)	—	(53.4)

	$679.8	$17.0	$696.8	$612.3	$16.0	$628.3

Table 7
HARRIS CORPORATION
FY ’11 Third Quarter Summary
Reconciliation of FY ’11 and FY ’12 GAAP Net Income per Diluted Share Guidance
to FY ’11 and FY ’12 Non-GAAP Net Income per Diluted Share Guidance
(Unaudited)

	Fiscal Year
	2011	2012
	(Guidance)	(Guidance)
GAAP net income per diluted common share	$4.56 to $4.66	$4.94 to $5.04
Charges associated with acquisitions (G)	.24	.16

Non-GAAP net income per diluted common share	$4.80 to $4.90	$5.10 to $5.20

Table 8
HARRIS CORPORATION
FY ’11 Third Quarter Summary
Integrated Network Solutions Segment Organic Revenue Growth Calculation
(Unaudited)

	Quarter Ended
	April 1,	April 2,
	2011	2010	Percent Change
	(In millions)
GAAP revenue	$462.9	$375.8	23.2%
Impact of acquisition of CapRock Communications (H)	—	92.2

Organic revenue	$462.9	$468.0	-1.1%

HARRIS CORPORATION
FY ’11 Third Quarter Summary
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)
Notes to tables 5 through 8:
Note A – Adjustments to cost of product sales and services for the quarter ended April 2, 2010 are due to integration costs associated with our acquisition of the Tyco Electronics Wireless Systems business (“Wireless Systems”) ($1.0 million). Adjustments to cost of product sales and services for the three quarters ended April 2, 2010 are due to integration costs and the impact of a step up in inventory associated with our acquisition of Wireless Systems ($5.0 million).
Note B – Adjustments to engineering, selling and administrative expenses for the quarter ended April 1, 2011 of $10.8 million and for the three quarters ended April 1, 2011 of $17.0 million are due to integration and other costs associated with our acquisitions of CapRock Communications (“CapRock”), the Global Connectivity Services business of the Schlumberger group (“Schlumberger GCS”) and the infrastructure assets of the government business of Core180, Inc. (“Core180 Infrastructure”). Adjustments to engineering, selling and administrative expenses for the quarter ended April 2, 2010 are due to integration costs associated with our acquisitions of Wireless Systems ($2.7 million), Crucial Security, Inc. (“Crucial”) ($0.6 million), the Air Traffic Control business unit of SolaCom Technologies Inc. (“SolaCom ATC”) ($0.2 million) and Patriot Technologies, LLC (“Patriot”) ($0.8 million). Adjustments to engineering, selling and administrative expenses for the three quarters ended April 2, 2010 are due to integration costs associated with our acquisitions of Wireless Systems ($7.9 million), Crucial ($1.4 million), SolaCom ATC ($0.8 million) and Patriot ($0.9 million).
Note C – Adjustments to our income taxes are based on the applicable tax rate in the jurisdiction to which the item applies.
Note D – Adjustments to our RF Communications segment operating income for the quarter ended April 2, 2010 are due to integration costs associated with our acquisition of Wireless Systems ($3.7 million). Adjustments to our RF Communications segment operating income for the three quarters ended April 2, 2010 are due to integration costs and the impact of a step up in inventory associated with our acquisition of Wireless Systems ($12.9 million).
Note E – Adjustments to our Government Communications Systems segment operating income for the quarter ended April 2, 2010 are due to integration costs associated with our acquisitions of Crucial ($0.6 million) and SolaCom ATC ($0.2 million). Adjustments to our Government Communications Systems segment operating income for the three quarters ended April 2, 2010 are due to integration costs associated with our acquisitions of Crucial ($1.4 million) and SolaCom ATC ($0.8 million).
Note F – Adjustments to our Integrated Network Solutions segment operating income for the quarter ended April 1, 2011 of $10.8 million and for the three quarters ended April 1, 2011 of $17.0 million are due to integration and other costs associated with our acquisitions of CapRock, Schlumberger GCS and Core180 Infrastructure. Adjustments to our Integrated Network Solutions segment operating income for the quarter ended April 2, 2010 of $0.8 million and for the three quarters ended April 2, 2010 of $0.9 million are due to integration costs associated with our acquisition of Patriot.
Note G – Adjustment for estimated pre-tax charges of $40 million ($.24 per diluted share) for fiscal 2011 and $29 million ($.16 per diluted share) for fiscal 2012 related to integration and other costs associated with our acquisitions of CapRock, Schlumberger GCS, Core180 Infrastructure and Carefx Corporation.
Note H – Adjustment related to the revenue of CapRock for the quarter ended April 2, 2010.